SOUTHWEST BANCORP, INC.
DECLARES DIVIDEND ON COMMON STOCK

CONTACT: TELEPHONE: RELEASE DATE:	RICK J. GREEN, PRESIDENT & C.E.O. KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O. (405) 372-2230 (800) 727-2230 FRIDAY, AUGUST 28, 2009

STILLWATER, OK—Southwest Bancorp, Inc. (NASDAQ:OKSB), parent company of Stillwater National Bank and Trust Company and Bank of Kansas, announces that a $0.0238 per share cash dividend on its common stock was declared for the third quarter of 2009. This is the same amount per share as the dividend paid for the second quarter of 2009.

This dividend will be distributed to shareholders of record as of September 17, 2009, and is payable on October 1, 2009.

Southwest Bancorp, Inc. has paid a dividend every year since it was organized in 1981. Dividends on common stock are declared at the discretion of the board of directors.

Southwest Bancorp, Inc. is a publicly owned financial holding company with banking subsidiary offices in Oklahoma City, Stillwater, Tulsa, Edmond, and Chickasha, Oklahoma; Dallas, San Antonio, Austin, and Houston, Texas; and Wichita, Kansas City, Anthony, Harper, Mayfield, Overland Park and Hutchinson, Kansas.

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